Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-184113, 333-184112, 333-169456, 333-169455, 333-155282, 333-163507, 333-08489, 333-50464, 333-57015, 333-117074, 333-140022, and 333-145435) and the registration statement on Form S-3 (No. 333-187172) of The Spectranetics Corporation and Subsidiaries of our report dated March 15, 2012, with respect to the consolidated financial statements for the year ended December 31, 2011, which appear in this Form 10-K.

/s/ EKS&H LLLP

February 28, 2014

Denver, Colorado